Exhibit 99.1

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[LOGO]	Solutions for a nanoscale world.

[GRAPHIC]	VEECO’S 2005 FINANCIAL MODEL Updated 10/24/05
• Revenue (by Business Segment)

• Gross Margin

• Profitability

THE 2005 REVENUE MODEL by Business Segment

PROJECTED REVENUE/PRODUCT MIX CHANGE FOR 2005 (updated 10/24/05)

CURRENT 2005
FORECAST
	2004	2005 CHANGE	2005 RANGE	DRIVEN BY	(10/24/05)

Ion Beam and Mechanical Equipment (IBE/IBD/Slider)	$134M	+15% TO +18%	$154M TO $158M	Strong Consumer Electronics Data Storage Growth	$160M +19%

Epitaxial Equipment (MOCVD/MBE)	$93M	-24% TO -27%	$68M TO $71M	2005 LED industry decline	$60M -36%

Metrology (Auto AFM/Research AFM and Optical)	$163M	+3% TO +5%	$168M TO $171M	Growth in Auto AFM (up 25%) and Optical Metrology	$180M +10%

Total	$390M		$390M TO $400M	Overall Veeco up ~3%	$400M +3% IN LINE WITH PLAN

Revenue mix change favors Veeco’s higher gross margin products (Ion Beam and Metrology)

[LOGO]	102405 FINANCIAL MODEL

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THE GROSS MARGIN MODEL 2005 (updated 10/24/05)

IMPROVED GROSS MARGINS IN EACH BUSINESS SEGMENT

				*CURRENT	*CURRENT
		’05 QUARTERLY		Q4	2005 YEAR
	’04 YEAR	INCREASE	‘05 YEAR	FORECAST	FORECAST

Ion Beam and Mechanical Equipment (IBE/IBD/Slider)	34%	36% --> 44%	42%	44%	42%

EpitaxialEquipment (MOCVD/MBE)	23%	25% --> 33%	30%	24%	20%

Metrology (Auto AFM/Research AFM and Optical)	52%	52% --> 55%	53%	54%	52%

Total	38.9%	40% --> 46%	43%-44%	45-46%	43%
				IN LINE WITH PLAN

•                  Overall Veeco performance in line; helped by strong Ion Beam and Metrology revenue growth

•                  In Q3, 90% of Veeco revenue had a 47% GM (MOCVD lagging)

•                  MOCVD improvements will appear in Q1/Q2 ‘06

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“THE 2005 INCOME MODEL”	Q3 marks the fourth consecutive quarter of improved GROSS MARGIN, while EBITA has improved each quarter of 2005

IMPROVE GROSS MARGINS 2% PER QUARTER

	Q1	Q2	Q3	Q4	2005 YR	2004 YR

Sales	100%	100%	100%	100%	100%	100%

Gross Margin	40%	42%	44%	46%	44%	40%

Operating Expenses	37%	37%	36%	36%	36%	36%

EBITA	3% 2.8% Actual	6% 6% Actual	8% 8.2% Actual	10% Forecast	$25M-$27M 7%-8% Forecast	$13.9M 4% Actual

Forecasted EBITA nearly doubles (’05 vs ’04)

Quarterly profitability improves consistent with original profit growth initiative

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RECONCILIATION OF OPERATING INCOME (LOSS) TO EARNINGS EXCLUDING CERTAIN CHARGES

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income (loss) to earnings excluding certain charges

(In thousands, except per share data)

(Unaudited)

	Full Year 2005 (Low)		Full Year 2005 (High)		Full Year 2004

Operating income (loss)	$7,640		$9,640		$(11,558)

Amortization expense	16,554		16,554		18,465

Merger and Restructuring Expenses	1,000	(1)	1,000	(1)	3,562	(2)

Write-off of inventory	—		—		500	(3)

Asset impairment charge	—		—		816	(4)

Purchase accounting adjustments	—		—		1,498	(5)

Write-off of purchased in-process technology	—		—		600	(6)

Earnings excluding certain charges before interest, income taxes and amortization (“EBITA”)	25,194		27,194		13,883

Interest expense, net	7,920		7,920		8,470

Earnings excluding certain charges before income taxes	17,274		19,274		5,413

Income tax provision at 35%	6,046		6,746		1,895

Earnings excluding certain charges	$11,228		$12,528		$3,518

Earnings excluding certain charges per diluted share	$0.37		$0.41		$0.12

Diluted weighted average shares outstanding	30,269		30,269		30,143

(1) The $1.0 million merger and restructuring charge in the fourth quarter of 2005 is comprised of $1.0 million in severance costs.

(2) The $3.6 million merger and restructuring charge for the year ended December 31, 2004 consisted of $2.8 million of personnel severance costs and $0.8 million for the internal investigation of improper accounting transactions at the TurboDisc business unit.

(3) The $0.5 million inventory write-off for the year ended December 31, 2004 was taken in conjunction with the Aii and MTI consolidation due to certain product overlaps. This charge was included in the cost of sales in the consolidated statements of operations.

(4) The $0.8 million asset impairment charge for the year ended December 31, 2004 related to the consolidation of the Aii and MTI business and pertained to certain long-lived assets that were classified as held for sale as of December 31, 2004.

(5) The $1.5 million in purchase accounting adjustments for the year ended December 31, 2004 is for the required adjustments to gross profit to reflect the required capitalization of profit in inventory and permanent elimination of certain deferred revenue from the TurboDisc and Aii acquisitions.

(6) The $0.6 million write-off of purchased in-process technology for the year ended December 31, 2004 is comprised of a $0.6 million write-off from the MTI acquisition.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain charges and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used by management to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

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